UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): October 19, 2026

DIME COMMERCIAL BANCSHARES, INC.

(Exact name of the registrant as specified in its charter)

New York	001-34096	11-2934195
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

898 Veterans Memorial Highway, Suite 560 Hauppauge, New York (Address of principal executive offices)	11799 (Zip Code)

(631) 537-1000
(Registrant’s telephone number)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See General Instruction A.2. below):

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4c)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 Par Value	DCOM	The New York Stock Exchange
Preferred Stock, Series A, $0.01 Par Value	DCOM PR	The New York Stock Exchange
9.00% Junior Subordinated Notes, $25.00 Par Value	DCBG	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

On October 19, 2026, Dime Commercial Bancshares, Inc., a New York corporation (“Dime”), and ES Bancshares, Inc., a Maryland corporation (“ES Bancshares”), entered into an Agreement and Plan of Merger (the “Merger Agreement”). The Merger Agreement provides that, upon the terms and subject to the conditions set forth therein, ES Bancshares will merge with and into Dime, with Dime as the surviving entity (the “Merger”). The Merger Agreement further provides that immediately following the Merger, Empire State Bank, a New York state-chartered bank and wholly owned subsidiary of ES Bancshares, will merge with and into Dime Commercial Bank, a New York state-chartered bank and wholly owned subsidiary of Dime, with Dime Commercial Bank as the surviving bank (the “Bank Merger” and, together with the Merger, the “Transaction”). The Merger Agreement was unanimously approved by the boards of directors of each of Dime and ES Bancshares.

Merger Consideration

Upon the terms and subject to the conditions of the Merger Agreement, at the effective time of the Merger (the “Effective Time”), each share of common stock of ES Bancshares (“ES Bancshares Common Stock”) issued and outstanding immediately prior to the Effective Time, other than certain shares held by ES Bancshares or Dime and dissenting shares, will be converted into the right to receive, at the election of the holder thereof, and subject to the adjustment and proration provisions of the Merger Agreement, as applicable, (i) an amount of cash equal to the quotient of (A) $30.0 million (the “Aggregate Cash Consideration”), divided by (B) the product obtained by multiplying (x) the number of shares of ES Bancshares Common Stock issued and outstanding as of the Effective Time by (y) 0.50 (the “Cash Conversion Number”), rounded to the nearest cent (the “Per Share Cash Consideration”), or (ii) the number of shares of Dime common stock, $0.01 par value (“Dime Common Stock”), multiplied by the Exchange Ratio (as defined below).

The Exchange Ratio is defined in the Merger Agreement as a number, as adjusted, of shares of Dime Common Stock equal to the quotient of (A) 720,000 shares of Dime Common Stock, divided by (B) the difference of (1) the aggregate number of shares of ES Bancshares Common Stock issued and outstanding immediately prior to the Effective Time, other than certain shares held by ES Bancshares or Dime or dissenting shares, minus (2) the Cash Conversion Number, rounded to the nearest ten thousandth (the “Per Share Stock Consideration”). The Per Share Cash Consideration and/or the Per Share Stock Consideration are sometimes referred to herein collectively as the “Merger Consideration.”

Merger Consideration elections by ES Bancshares shareholders will be subject to proration procedures whereby no more than 720,000 shares of Dime Common Stock will be exchanged for the aggregate Per Share Stock Consideration and no more than $30.0 million will be exchanged for the aggregate Per Share Cash Consideration. Based upon Dime's 10-day volume-weighted average price of $38.55 as of October 19, 2026, this represents a transaction value of approximately $58 million (based on 6,886,282 ES Bancshares common shares outstanding) or $8.39 per ES Bancshares common share.

Holders of ES Bancshares Common Stock will receive cash in lieu of fractional shares.

Treatment of ES Bancshares’ Equity Awards

As of the Effective Time, each stock option to purchase shares of ES Bancshares Common Stock (a “ES Bancshares Stock Option”) granted under the ES Bancshares, Inc. 2022 Equity Incentive Plan or the ES Bancshares, Inc. 2014 Stock Option Plan (the “ES Bancshares Stock Plans”) that is outstanding immediately prior to the Effective Time will be cancelled and automatically converted into the right to receive a cash payment equal to (i) the number of shares of ES Bancshares Common Stock subject to such ES Bancshares Stock Option at the Effective Time, multiplied by (ii) the amount by which the Per Share Cash Consideration exceeds the per share exercise price of such ES Bancshares Stock Option, less applicable taxes and tax withholdings. Notwithstanding the foregoing, if the per share exercise price for an ES Bancshares Stock Option is equal to or in excess of the Per Share Cash Consideration, such ES Bancshares Stock Option will be cancelled at the Effective Time in exchange for no consideration.

Immediately prior to the Effective Time, any vesting or other forfeiture restrictions on each share of ES Bancshares Common Stock subject to a substantial risk of forfeiture granted under the ES Bancshares, Inc. 2022 Equity Incentive Plan that is outstanding immediately prior to the Effective Time (a “ES Bancshares Restricted Stock Award”), shall fully vest and shall be converted into, and become exchanged for the Merger Consideration, less applicable Taxes.

Settlement Agreements

On October 19, 2026, Dime, ES Bancshares and Empire State Bank entered into a Settlement and Restrictive Covenant Agreement with each of Philip Guarnieri, President and Chief Executive Officer of ES Bancshares and Empire State Bank, and Thomas Sperzel, President and Chief Operating Officer of ES Bancshares and Empire State Bank, (collectively, the “Settlement Agreements”). The Settlement Agreements provide that effective as the closing of the Merger, the executives’ employment agreements will be terminated, and the executives will not be entitled to any further payments thereunder. Further, Mr. Guarnieri will be subject to non-competition restrictions for six months and non-solicitation restrictions for a period of one year following Mr. Guarnieri’s termination of employment from Dime Commercial Bank. Mr. Sperzel will be subject to non-solicitation restrictions for a period of one year following the Effective Time. Mr. Guarnieri’s Settlement Agreement also provides that he will continue employment with Dime Commercial Bank as Managing Executive Director of Dime Commercial Bank after the Merger at an annual base salary of $400,000. In consideration for entering into the Settlement Agreements, Mr. Guarnieri will receive a payment of $1,539,609 immediately prior to the closing of the Merger and Mr. Sperzel will receive payments of $1,271,181, with $600,000 payable in the last payroll of December 2026 and $671,181 payable immediately prior to the closing of the Merger, and in each case, subject to each executive’s execution and non-revocation of a release agreement, and with such payments subject to reduction to the extent necessary to ensure an excise tax is not imposed by Sections 280G and 4999 of the Internal Revenue Code of 1986, as amended, less required tax withholdings.

This summary of the Settlement Agreements is qualified in its entirety by reference to the full text of the Settlement Agreements, each dated October 19, 2026, copies of which are filed as Exhibits 10.1, and 10.2 hereto and incorporated by reference herein.

Certain Other Terms and Conditions of the Merger Agreement

The Merger Agreement contains customary representations and warranties from both Dime and ES Bancshares, and each party has agreed to customary covenants, including, among others, covenants relating to (i) the conduct of its business during the interim period between the execution of the Merger Agreement and the Effective Time, (ii) in the case of ES Bancshares, its obligation to call a meeting of its shareholders to approve the Merger Agreement, and, subject to certain exceptions, the obligation of its board of directors to recommend that its shareholders approve the Merger Agreement, and (iii) ES Bancshares’s non-solicitation obligations related to alternative acquisition proposals. Dime and ES Bancshares have also agreed to use their reasonable best efforts to prepare and file all applications, notices and other documents to obtain all necessary consents and approvals for consummation of the transactions contemplated by the Merger Agreement, including the Transaction.

The completion of the Transaction is subject to customary conditions, including (i) approval of the Merger Agreement by the requisite vote of the ES Bancshares shareholders, (ii) authorization for listing on The New York Stock Exchange of the shares of Dime Common Stock to be issued in the Merger, (iii) receipt of required regulatory approvals, including the approval of the Board of Governors of the Federal Reserve System and The New York Department of Financial Services, without the imposition of any condition or restriction that would be reasonably expected to have a material and adverse effect on the business, assets, liabilities, results of operations or financial condition of Dime and its subsidiaries, taken as a whole, after giving effect to the Merger and the Bank Merger, (iv) effectiveness of the registration statement on Form S-4 for the Dime Common Stock to be issued in the Merger, and (v) the absence of any order, injunction, decree or other judgment preventing the completion of the Merger, the Bank Merger or any of the other transactions contemplated by the Merger Agreement. Each party’s obligation to complete the Transaction is also subject to certain additional customary conditions, including (a) subject to certain exceptions, the accuracy of the representations and warranties of the other party, (b) performance in all material respects by the other party of its obligations under the Merger Agreement, and (c) receipt by such party of an opinion from its counsel to the effect that the Merger, taken together, will qualify as a “reorganization” within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended.

The Merger Agreement provides certain termination rights for both Dime and ES Bancshares and further provides that a termination fee of $2.363 million will be payable by ES Bancshares upon termination of the Merger Agreement under certain circumstances.

The representations, warranties and covenants of each party set forth in the Merger Agreement have been made only for purposes of, and were and are solely for the benefit of the parties to, the Merger Agreement; may be subject to limitations agreed upon by the contracting parties, including being qualified by confidential disclosures made for the purposes of allocating contractual risk between the parties to the Merger Agreement instead of establishing these matters as facts; and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors. Accordingly, the representations and warranties may not describe the actual state of affairs at the date they were made or at any other time, and investors should not rely on them as statements of fact. In addition, such representations and warranties (i) will not survive consummation of the Merger and (ii) were made only as of the date of the Merger Agreement or such other date as is specified in the Merger Agreement. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in the parties’ public disclosures. Accordingly, the Merger Agreement is included with this filing only to provide investors with information regarding the terms of the Merger Agreement, and not to provide investors with any other factual information regarding Dime or ES Bancshares, their respective affiliates or their respective businesses. The Merger Agreement should not be read alone, but should instead be read in conjunction with the other information regarding Dime, ES Bancshares, their respective affiliates or their respective businesses, the Merger Agreement, the Merger, and the Bank Merger that will be contained in, or incorporated by reference into, the Registration Statement on Form S-4 that will include a proxy statement of ES Bancshares and a prospectus of Dime, as well as in the Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and other filings that Dime makes with the Securities and Exchange Commission (“SEC”).

The foregoing description of the Merger Agreement does not purport to be complete and is subject to, and qualified in its entirety by reference to, the full text of the Merger Agreement, which is attached as Exhibit 2.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Voting Agreements

Simultaneously with the execution of the Merger Agreement, Dime entered into a voting agreement (a “ES Bancshares Voting Agreement”) with each of the directors and executive officers of ES Bancshares. Each ES Bancshares director and executive officer, as a shareholder party to a ES Bancshares Voting Agreement, has agreed, among other things, to vote shares of ES Bancshares Common Stock owned by such shareholder, and over which such shareholder has the right to dispose of and has voting power, (i) in favor of the Merger Agreement and the other transactions contemplated by the Merger Agreement, including the Transaction, and (ii) against any competing acquisition proposal, any action, agreement transaction or proposal which could reasonably be expected to result in a breach of any representation, warranty, covenant, agreement or other obligation of ES Bancshares in the Merger Agreement in any material respect, or other action that is intended or would reasonably be expected to prevent, impede, interfere with, delay, postpone or discourage any of the transactions contemplated by the Merger Agreement. The ES Bancshares Voting Agreements will terminate in certain circumstances, including upon consummation of the Merger or the termination of the Merger Agreement in accordance with its terms.

The foregoing description of the ES Bancshares Voting Agreements does not purport to be complete and is subject to, and qualified in its entirety by reference to, the full text of the ES Bancshares Voting Agreements, the form of which is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 7.01	Regulation FD Disclosure

On October 20, 2026, Dime and ES Bancshares issued a joint press release announcing the execution of the Merger Agreement. A copy of the joint press release is furnished as Exhibit 99.2 to this Current Report on Form 8-K.

The information provided under Item 7.01 of this Current Report on Form 8-K, including Exhibit 99.2, is being furnished and is not deemed to be “filed” with the SEC for the purposes of Section 18 of the Securities and Exchange Act of 1934, as amended (the “Exchange Act”) or otherwise subject to the liabilities of that section and is not incorporated by reference into any filing of Dime under the Securities Act of 1933, as amended, or the Exchange Act, whether made before or after the date hereof, except as shall be expressly set forth by specific reference to this Current Report on Form 8-K in such a filing. Dime does not incorporate by reference to this Current Report on Form 8-K information presented at any website referenced in this report or in any of the Exhibits attached hereto.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No	Description
Exhibit 2.1	Agreement and Plan of Merger, dated as of October 19, 2026, by and among Dime Commercial Bancshares, Inc. and ES Bancshares, Inc.*
Exhibit 10.1	Settlement and Restrictive Covenant Agreement, dated as of October 19, 2026, by and among Dime Commercial Bancshares, Inc., ES Bancshares, Inc., Empire State Bank and Philip Guarnieri
Exhibit 10.2	Settlement and Restrictive Covenant Agreement, dated as of October 19, 2026, by and among Dime Commercial Bancshares, Inc., ES Bancshares, Inc., Empire State Bank and Thomas Sperzel
Exhibit 99.1	Form of ES Bancshares Voting Agreement, dated as of October 19, 2026, by and among Dime Commercial Bancshares, Inc. and directors and executive officers of ES Bancshares, Inc.
Exhibit 99.2	Joint Press Release, dated October 20, 2026
Exhibit 104	Cover Page Interactive Data File (embedded within the Inline XBRL document)
*	The schedules and exhibits have been omitted pursuant to Item 601(b)(2) of Regulation S-K. Dime agrees to furnish a copy of such schedules and exhibits, or any section thereof, to the SEC upon request.

Cautionary Note Regarding Forward-Looking Statements

This Current Report on Form 8-K and the exhibits filed herewith contain “forward-looking statements” as defined in the Private Securities Litigation Reform Act of 1995. In general, forward-looking statements usually use words such as “may,” “believe,” “expect,” “anticipate,” “intend,” “should,” “plan,” “estimate,” “predict,” “continue” and “potential” or the negative of these terms or other comparable terminology, including statements related to the expected timing of the closing of the proposed merger with Empire, the expected returns and other benefits of the proposed merger to shareholders, expected improvement in operating efficiency resulting from the proposed merger, estimated expense reductions resulting from the transactions and the timing of achievement of such reductions, the expected impact on and timing of the recovery of the impact on tangible book value, and the expected effect of the proposed merger on Dime’s capital ratios. Forward-looking statements represent management’s beliefs, based upon information available at the time the statements are made, with regard to the matters addressed; they are not guarantees of future performance. Forward-looking statements are subject to numerous assumptions, risks and uncertainties that change over time and could cause actual results or financial condition to differ materially from those expressed in or implied by such statements.

Factors that could cause or contribute to such differences include, but are not limited to (1) the risk that the cost savings and any revenue synergies from the proposed merger may not be realized or take longer than anticipated to be realized, (2) disruption from the proposed merger with customers, suppliers, employee or other business partners, (3) the occurrence of any event, change or other circumstances that could give rise to the termination of the merger agreement, (4) the risk of successful integration of Empire’s business into Dime, (5) the failure to obtain the necessary approval by the shareholders of Empire, (6) the amount of the costs, fees, expenses and charges related to the proposed merger, (7) the ability of the parties to obtain required governmental approvals of the proposed merger, (8) reputational risk and the reaction of each of the companies’ customers, suppliers, employees or other business partners to the merger, (9) the failure of the closing conditions in the Merger Agreement to be satisfied, or any unexpected delay in closing of the proposed merger, (10) the risk that the integration of Empire’s operations into the operations of Dime will be materially delayed or will be more costly or difficult than expected, (11) the possibility that the proposed merger may be more expensive to complete than anticipated, including as a result of unexpected factors or events, (12) the dilution caused by Dime’s issuance of additional shares of its common stock in the merger transaction, and (13) general competitive, economic, political and market conditions. Other relevant risk factors may be detailed from time to time in Dime’s press releases and filings with the Securities and Exchange Commission (the “SEC”). Consequently, no forward-looking statement can be guaranteed. Neither Dime nor Empire undertakes any obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. For any forward-looking statements made in this communication or any related documents, Dime and Empire claim protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995.

Additional Information About the Proposed Transaction and Where To Find It

In connection with the proposed transaction, Dime will file a registration statement on Form S-4 with the SEC under the Securities Act to register the shares of Dime common stock to be issued in connection with the proposed transaction that will include a proxy statement of Empire and a prospectus of Dime (the “proxy statement/prospectus”) and other relevant documents in connection with the proposed transaction. The definitive proxy statement/prospectus will be sent to the stockholders of Empire seeking their approval of the proposed transaction and other related matters. This communication does not constitute an offer to sell or the solicitation of an offer to buy any securities or a solicitation of any vote or approval, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. INVESTORS AND STOCKHOLDERS OF EMPIRE ARE URGED TO READ THE REGISTRATION STATEMENT AND THE PROXY STATEMENT/PROSPECTUS REGARDING THE PROPOSED TRANSACTION WHEN THEY BECOME AVAILABLE AND EACH OTHER RELEVANT DOCUMENT FILED WITH THE SEC BY DIME IN CONNECTION WITH THE PROPOSED TRANSACTION, AS WELL AS ANY AMENDMENTS OR SUPPLEMENTS TO THOSE DOCUMENTS, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. The proxy statement/prospectus (when it becomes available) and any other documents Dime has filed and will file with the SEC may be obtained free of charge at the SEC’s website (www.sec.gov). In addition, copies of the proxy statement/prospectus and documents Dime and Empire have filed or will file with the SEC that will be incorporated by reference into the proxy statement/prospectus may also be obtained free of charge on Dime’s website at www.dime.com or by contacting Judy Wu, General Counsel and Corporate Secretary, Dime Commercial Bancshares, 898 Veterans Memorial Highway, Suite 560, Hauppauge, NY 11788.

Participants in Solicitation

Dime, Empire and certain of their respective directors, executive officers and employees may be deemed to be participants in the solicitation of proxies of Empire’s stockholders in respect of the proposed transaction under the rules of the SEC. Information regarding Dime’s directors and executive officers is available in its definitive proxy statement related to its 2026 annual meeting of shareholders, which was filed with the SEC on April 13, 2026 and certain other documents filed by Dime with the SEC. Other information regarding the participants in the solicitation of proxies in respect of the proposed transaction and a description of their direct and indirect interests, by security holdings or otherwise, will be contained in the proxy statement/prospectus and other relevant materials to be filed with the SEC. Free copies of these documents, when available, may be obtained as described in the preceding paragraph. Investors should read the proxy statement/prospectus carefully when it becomes available before making any voting or investment decisions.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

DIME COMMERCIAL BANCSHARES, INC.

Dated: October 20, 2026	By:	/s/ Stuart H. Lubow
Stuart H. Lubow
President and Chief Executive Officer